    As filed with the Securities and Exchange Commission on January 6, 1997
                       Registration No. 333-_____________

    -----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                    RPM, INC.
         -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                      Ohio
         -------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-6550857
         -------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

     2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258 Tel.: (330) 273-5090
---------------------------------------------------------------------------
(Address, including Zip Code, and Telephone Number of Principal Executive
Offices)

Thomas C. Sullivan                                                    Copy to:
Chairman of the Board and Chief Executive Officer                     --------
RPM, Inc.                                                             William A. Papenbrock, Esq.
2628 Pearl Road                                                       Calfee, Halter & Griswold LLP
P.O. Box 777                                                          1400 McDonald Investment Center
Medina, Ohio 44258                                                    800 Superior Avenue
(330) 273-5090                                                        Cleveland, Ohio  44114
                                                                      (216) 622-8200
-----------------------------------------------------------------------------------------
  (Name, Address including Zip Code, and Telephone Number of Agent for Service)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement and in compliance with applicable federal and state laws.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed                   Proposed            Amount of
                                             Amount to be     maximum offering price       maximum aggregate       registration
Title of shares to be registered              registered           per share (1)           offering price (1)          fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value.............       906,667             $16.9375                    $15,356,673          $4,653.54
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Stock of RPM, Inc. reported on the Nasdaq National Market on January 3, 1997.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

                  SUBJECT TO COMPLETION. DATED JANUARY 6, 1997

PROSPECTUS

                                    RPM, INC.
                                    ---------
                                  COMMON SHARES
                               (WITHOUT PAR VALUE)

         This Prospectus relates to the offer and sale of _________ Common Shares, without par value (the "Common Shares"), of RPM, Inc., an Ohio corporation (the "Company"). All of the Common Shares being registered may be offered and sold from time to time by a certain selling shareholder of the Company. See "Selling Shareholder" and "Manner of Offering." The Company will not receive any proceeds from the sale of the Common Shares.

         The Company's Common Shares are traded on the Nasdaq National Market under the symbol "RPOW." On January 3, 1997 the last reported sale price for the Common Shares was $16.75 per share.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

                THE DATE OF THIS PROSPECTUS IS JANUARY 6, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   THE COMPANY

                  RPM, Inc., an Ohio corporation, has its principal executive offices at 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, and its telephone number is (330) 273-5090. As used in this Prospectus, the "Company" shall refer to RPM, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

                               RECENT DEVELOPMENTS

Acquisition of Marson Automotive Division
-----------------------------------------

                  The Company and its wholly owned subsidiary Bondo/Mar-Hyde Corporation (the successor corporation to Dynatron/Bondo Corporation) entered into an Asset Purchase Agreement, dated as of December 30, 1996 (the "Purchase Agreement") with Marson Corporation, a Delaware corporation ("Marson") and Marson's wholly owned Canadian subsidiary, Marson Canada Inc., a Canadian corporation ("Marson Canada"). Pursuant to the Purchase Agreement, the Company agreed to acquire substantially all of the assets and assume certain liabilities (the "Acquisition") related to the business conducted by Marson and Marson Canada as the Marson Automotive Division ("Marson Automotive") from Marson and Marson Canada. Through Marson Automotive, Marson and Marson Canada manufacture, distribute and market automotive paint, body and equipment products and accessories to wholesale suppliers to the automotive service and repair industry and to retail sellers to the do-it-yourself market. The completion of the Acquisition is subject to customary conditions, including applicable governmental approvals, and the concurrent effectiveness of this Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholder - Purchase Agreement."

Acquisition of Tremco, Inc.
---------------------------

                  Effective October 21, 1996, the Company and The B.F.
Goodrich Company, a New York corporation ("B.F. Goodrich"), entered into a Stock Purchase Agreement for RPM to acquire substantially all of Tremco Incorporated, an Ohio corporation and a B.F. Goodrich subsidiary ("Tremco"). Tremco manufactures and sells roofing systems, sealants and coatings. Tremco is headquartered in Cleveland and employs about 1,700 employees at office and manufacturing locations in the United States, Canada, the United Kingdom, The Netherlands and Australia, with offices in several other countries. The roofing systems, sealants and coatings manufactured under the Tremco brand name are sold to customers primarily in building, construction, building maintenance and retail markets. Tremco had sales in 1995 of approximately $350 million. The transaction is expected to be completed in the first quarter of 1997.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements, and information are also available for inspection and copying at the regional offices of the Commission located at: 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10007. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed rates. The Commission also maintains a Web site (HTTP://WWW.SEC.GOV) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

                       INCORPORATION OF CERTAIN DOCUMENTS
                          AND INFORMATION BY REFERENCE

                  The Company hereby incorporates by reference into this Prospectus the following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act: (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996; (b) the Company's Quarterly Report on Form 10-K for the fiscal quarter ended August 31, 1996; and (c) the Company's Current Report on Form 8-K dated October 21, 1996.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                  The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such request should be directed to: Paul A. Granzier, Esq., Secretary, RPM, Inc., 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, telephone (330) 273-5090.

                               SELLING SHAREHOLDER

                  The Common Shares covered by this Prospectus are being offered and sold by the person listed below (the "Selling Shareholder"). The Company intends to issue such Common Shares to the Selling Shareholder in connection with the consummation of the Acquisition.

                  The following table shows the number of Common Shares owned by the Selling Shareholder prior to this offering, the number of Common Shares being registered hereby, and the number of Common Shares to be owned by the Selling Shareholder after the completion of this offering:

------------------------------------------------------------------------------------------------------------------
                                                   Common Shares Owned                             Common Shares
                                                    Prior To Offering        Common Shares          Owned After
Name of Selling Shareholder                                                   Registered             Offering
------------------------------------------------------------------------------------------------------------------

Marson Corporation, a  Delaware corporation
   ("Marson")                                            906,667              906,667 (1)              0 (2)

------------------------------------------------------------------------------------------------------------------

(1)      Maximum number of shares to be sold by the Selling Shareholder.  Subject to adjustment as provided in the Purchase Agreement.

(2)      Assumes the sale of all Common Shares registered hereunder.

Purchase Agreement
------------------

                  Under the terms of the Purchase Agreement, the Company has agreed to use its best efforts to file a registration statement with respect to the potential resale of up to 906,667 Common Shares to be issued to the Selling Shareholder (subject to adjustment as provided in the Purchase Agreement) and to maintain the effectiveness of such registration statement for a period of 36 months from the date of this

Prospectus. All of the registration and qualification fees, printing and accounting fees, and fees and disbursements of the Company's legal counsel incurred in connection with the registration of the Common Shares will be paid by the Company; provided, however, that any underwriters' discounts and commissions and brokerage or dealer commissions will be borne by the Selling Shareholder. The Common Shares may be offered and sold from time to time within such 36-month period as determined by the Selling Shareholder.

                               MANNER OF OFFERING

                  The price and manner of sale of the Common Shares offered hereunder are in the sole discretion of the Selling Shareholder. Sales of the Common Shares covered by this Prospectus may be made by the Selling Shareholder, or, subject to applicable law, by pledgees, donees, transferees or other successors in interest, in over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or at prices and at terms determined in privately negotiated transactions. The Common Shares may be sold through any of several methods, including by any one or more of the following: (a) a block trade in which the broker or dealers so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the brokers solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any Common Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                  The Company has advised the Selling Shareholder of its obligations under the Exchange Act to avoid market manipulation of the Common Shares, including without limitation its obligation not to purchase or solicit purchases by others of any of the Common Shares during the two business days preceding the commencement of any offers or sales of the Common Shares by the Selling Shareholder, until the offering pursuant to this Prospectus by the Selling Shareholder has been completed.

                  The Company has also advised the Selling Shareholder of its obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of their Common Shares.

                          DESCRIPTION OF COMMON SHARES

                  The following summary contains certain information regarding the Company's Common Shares. This information is qualified in its entirety by reference to the Company's Amended Articles of Incorporation, as amended (the "Amended Articles"), and Chapter 1701 of the Ohio Revised Code.

                  The Company is incorporated under the laws of the State of Ohio and its authorized capital stock consists of 200,000,000 Common Shares, without par value. There were 77,471,058 shares outstanding as of August 23, 1996. All of the Common Shares of the Company to be sold by the Selling Shareholder have been duly authorized and validly issued, and are fully paid and nonassessable. Dividends, which may be declared at the discretion of the Board of Directors of the Company, must be paid equally on all issued and outstanding Common Shares out of funds legally available therefor. Upon liquidation, any excess net assets after all payments of debts and costs must be paid to shareholders in proportion to the number of Common Shares held. The Common Shares are not subject to preemptive rights, conversion rights, redemption provisions or sinking fund provisions.

                  The holder of each Common Share is entitled to one vote on all matters submitted to shareholders generally, except that shareholders have the right to cumulate their votes for the election of Directors as permitted by Ohio law. The Board of Directors is divided into three Classes with the term of office of one of such Classes expiring in each year. At each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years. Classification of the Board of Directors increases the number of Common Shares necessary under cumulative voting to elect a Director in any given year. Subject to the provisions of Articles Seventh and Eighth of the Company's Amended Articles, as hereinafter summarized, all matters submitted to a vote of shareholders are determined by a vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at a meeting at which the vote was taken.

                  Article Seventh of the Company's Amended Articles provides, in essence, that proposals (i) with respect to a merger, consolidation or acquisition wherein the existing shareholders of the Company would hold less than two-thirds of the voting power of the Company, or of the surviving or new corporation, immediately after consummation of the transaction, and (ii) with respect to a sale of substantially all of the assets of the Company, both require adoption or approval by holders of shares representing two-thirds of the voting power of the Company.

                  Article Eighth of the Company's Amended Articles provides, in essence, that the affirmative vote of the holders of shares representing at least 80% of the voting power of the Company is required to effect a merger, consolidation, sale, lease or exchange of substantially all of the assets of the Company where the other party to the transaction, including its "affiliates" and "associated persons," as defined, is a holder, directly or indirectly, of 5% or more of the outstanding shares of any class of the Company entitled to vote at a meeting called to consider such a proposed transaction, as of the record date used to determine the shareholders entitled to vote upon such transaction. The Board of Directors, acting in good faith, shall make a conclusive determination as to whether the proposed transaction requires an 80% vote of shareholders. The requirement for approval by an 80% vote shall not be applicable to proposals which received the formal approval of the Board of Directors of the Company prior to the acquisition of the 5% share interest by the other party, provided that with respect to any proposed transaction as to which the 80% voting requirement would otherwise be applicable there also has been a disclosure to all shareholders of any inducements in connection with the proposed transaction offered to officers and Directors of the Company which are not extended to all shareholders.

Ohio Law
--------

                  As an Ohio corporation, the Company is subject to certain provisions of Ohio law which may discourage or render more difficult an unsolicited takeover of the Company. Among these are provisions that (i) prohibit certain mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassifications of the then outstanding shares of an Ohio corporation involving certain holders of stock representing 10% or more of the voting power, unless such transactions are either approved by the Directors in office prior to the 10% shareholder becoming such or involve a 10% shareholder which has been such for at least three years and certain requirements related to the price and form of consideration to be received by shareholders are met; and (ii) provide Ohio corporations with the right to recover profits realized under certain circumstances by persons engaged in "greenmailing" or who otherwise sell securities of a corporation within 18 months of proposing to acquire such corporation.

                  In addition, pursuant to Section 1701.831 of the Ohio Revised Code, the purchase of certain levels of voting power of the Company (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of the holders of shares representing at least a majority of the total voting power of the Company and the separate prior authorization of the holders of shares representing at least a majority of the voting power held by shareholders other than the proposed purchaser, officers of the Company and Directors of the Company who are also employees.

                              VALIDITY OF SHARES

                  The validity of the Common Shares offered hereby will be passed upon by Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114-2688, outside counsel to the Company. William A. Papenbrock, a partner of Calfee, Halter & Griswold LLP, is a Director of the Company, and as of November 30, 1996 beneficially owned 11,647 Common Shares of the Company.

                                     EXPERTS

                  The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended May 31, 1996 have been examined by Ciulla, Smith & Dale LLP, independent public accountants, as set forth in their report included therein and incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
-----------------------------------------------------

                  The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the Common Shares registered hereby:

         SEC Registration Fee..............................  $ 4,654
         Fees and Expenses of Counsel......................    7,500
         Miscellaneous.....................................    1,846
                                                             -------
                  TOTAL....................................  $14,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
---------------------------------------------------

                  Ohio Revised Code section 1701.13(E) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity with another corporation or other enterprise, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation. Article VI of the Registrant's Amended Code of Regulations provides for the indemnification of Directors and officers against certain liabilities, to the maximum amount permitted by Ohio law. A copy of the Registrant's Amended Code of Regulations is filed as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference thereto.

                  The Registrant has purchased a Directors and Officers Liability Insurance Policy, which insures the Directors and officers of the Company against certain liabilities incurred in the performance of their duties.

                  As of July 20, 1990, the Registrant entered into Indemnification Agreements with each of its Directors and executive officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. A copy of the Form of Indemnification Agreement is filed as Exhibit 99.1 and is incorporated herein by reference thereto. In the Indemnification Agreements, the Registrant has agreed, subject to certain exceptions, to indemnify and hold harmless the Director or executive officer to the maximum extent then authorized or permitted by the provisions of the Company's Code of Regulations, the Ohio Revised Code, or by any amendment(s) thereto.

                  The Asset Purchase Agreement, dated as of December 30, 1996, by and among the Registrant, the Registrant's subsidiary Bondo/Mar-Hyde Corporation (the successor corporation to Dynatron/Bondo Corporation), and the Selling Shareholder and a subsidiary of the Selling Shareholder, provides that the Selling Shareholder will, in connection with any Registration Statement filed by the Registrant on behalf of such Selling Shareholder, indemnify the Registrant, its Directors, officers, each person, if any, who controls the Registrant and each agent of the Registrant (within the meaning of the Securities Act) against certain liabilities arising out of the Registration Statement and the related Prospectus. Such Asset Purchase Agreement is filed as
Exhibit 4.4 to this Registration Statement and is incorporated herein by reference thereto.

ITEM 16. EXHIBITS.
------------------

                  See the Exhibit Index at page E-1 of this Registration Statement.

ITEM 17. UNDERTAKINGS.
----------------------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective date thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) or the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated in the Registration Statement by reference shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 6, 1997.

                            RPM, INC.


                            By: /s/ Thomas C. Sullivan
                                ------------------------------------------
                                   Thomas C. Sullivan, Chairman of the Board
                                     and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Thomas C. Sullivan, James A. Karman, Frank C. Sullivan, Paul A. Granzier, William A. Papenbrock, and Edward W. Moore, or any one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 6th DAY OF JANUARY, 1997.

Signature             Title
---------             -----

/s/ Thomas C. Sullivan    Chairman of the Board of Directors and Chief Executive
----------------------    Officer (Principal Executive Officer)
Thomas C. Sullivan


/s/ James A. Karman       President and Chief Operating Officer and a Director
---------------------
James A. Karman


/s/ Frank C. Sullivan     Executive Vice President and Chief Financial
---------------------     Officer (Principal Financial Officer) and a Director
Frank C. Sullivan


/s/ Glenn R. Hasman       Vice President--Administration (Principal Accounting
---------------------     Officer)
Glenn R. Hasman


/s/ Max D. Amstutz        Director
--------------------
Max D. Amstutz

Signature                   Title
---------                   -----

/s/ Edward B. Brandon                Director
-------------------------
Edward B. Brandon


/s/ Lorrie Gustin                    Director
-------------------------
Lorrie Gustin


/s/ E. Bradley Jones                 Director
-------------------------
E. Bradley Jones


/s/ Donald K. Miller                 Director
-------------------------
Donald K. Miller


/s/ John H. Morris, Jr.              Executive Vice President and a Director
-------------------------
John H. Morris, Jr.


/s/ Kevin O'Donnell                  Director
-------------------------
Kevin O'Donnell


/s/ William A. Papenbrock            Director
-------------------------
William A. Papenbrock


/s/ Albert B. Ratner                 Director
-------------------------
Albert B. Ratner


575/06821/06821BCF.400

                                INDEX TO EXHIBITS


                                                                                SEQUENTIAL
EXHIBIT                                                                            PAGE
NUMBER           DESCRIPTION OF DOCUMENT                                          NUMBER
-------          -----------------------                                        ----------

      4.1        Amended Articles of Incorporation of the Company.

      4.2 Amended Code of Regulations of the Company is incorporated herein by reference to Exhibit 3.2 of the Company's Annual
                 Report on Form 10-K for the period ended May 31, 1996.

      4.3 Specimen certificate of Common Shares, without par value, of the Company is incorporated herein by reference to Exhibit
                 4.1 of the Company's Annual Report on Form 10-K for the period ended May 31, 1996.

     4.4 Asset Purchase Agreement among Bondo/Mar-Hyde Corporation (the successor corporation to Dynatron/Bondo Corporation), an Ohio corporation, as Buyer, the Company and Marson Corporation, a Delaware corporation and Marson Canada Inc., a Canadian corporation, as Sellers.

     5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the Common Shares being offered.

     23.1 Consent of Ciulla, Smith & Dale, LLP, independent Auditors of the Company.

     23.2        Consent of Calfee, Halter & Griswold LLP (included in Exhibit
                 5.1).

     99.1 Form of Indemnification Agreement between the Company and each of its Directors and executive officers is incorporated herein by reference to Exhibit 10.12 of the Company's Annual
                 Report on Form 10-K for the period ended May 31, 1996.

                                     E-1